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VIASYSTEMS



NEWS COPY                                           INFORMATION CONTACT:
                                                    John S. Hastings
FOR IMMEDIATE RELEASE                               (314) 719-1831


           VIASYSTEMS GROUP, INC. ACCEPTS RESIGNATION OF BOARD MEMBER

ST. LOUIS, December 6, 2000 - Viasystems Group, Inc. (NYSE: VG) today announced that it has accepted the resignation of Alex J. Mandl from the company's board of directors. In offering his resignation, Mandl cited increased demands on his time as chairman and chief executive officer of Teligent, Inc., a broadband communications company.

"We appreciate Alex's participation with Viasystems' board and wish him well," said James N. Mills, chairman and chief executive officer of Viasystems. The company is reviewing candidates for nomination to fill the open board seat.

Viasystems Group, Inc. is a leading global EMS provider with 24,000 employees and 33 manufacturing facilities in nine countries, supplying customers in the telecommunications, networking, automotive and consumer electronics industries. Viasystems is listed on the New York Stock Exchange, trading under the symbol "VG."

                               WWW.VIASYSTEMS.COM

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